EXHIBIT INDEX

                         SCHWAB ANNUITY PORTFOLIOS
                               FORM N-SAR
                           FILE NUMBER: 811-8314
                     REGISTRANT CIK NUMBER: 0000918266


EXHIBITS:

EXHIBIT A - Attachement to item 77D(g):  Type of Securities in Which a
                                         Fund May Invest



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EXHIBIT A

N-SAR
SUB-ITEM 77D(g)  Type of Securities in Which A Fund May Invest

With respect to the MarketTrack Growth Portfolio II designated as Series 3 in this N-SAR, a policy permitting this Fund to invest in affiliated investment companies was implemented. This was pursuant to an Exemptive Order granted by the SEC (Investment Company Act Rel. No. 21788
(February 27, 1996)).